SOUND FEDERAL SAVINGS

                         2005 DIRECTOR DEFERRED FEE PLAN












                             White Plains, New York

                                 January 1, 2005

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                              SOUND FEDERAL SAVINGS
                         2005 DIRECTOR DEFERRED FEE PLAN

     THIS  DIRECTOR  DEFERRED  FEE PLAN  (the  "Plan"),  is  hereby  established effective this 1st day of January 2005, by the Board of Directors of Sound Federal Savings (the "Board"), a federally chartered savings association (the "Association"), to provide Participants (as defined herein) or their beneficiaries with retirement income benefits.

     WHEREAS, the Association maintains the Sound Federal Savings and Loan Association Restated Director Deferred Fee Plan, which was initially effective as of December 31, 1979 and was restated effective September 1, 1998 (the "Restated Plan"), for the benefit of certain directors of the Association; and

     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), requires that certain types of nonqualified deferred compensation arrangements comply with its terms or be subject to current taxes and penalties; and

     WHEREAS, the Board froze the Restated Plan effective as of December 31, 2004 in order to avoid the necessity of complying with Code Section 409A; and

     WHEREAS, the Board now desires to replace the frozen Restated Plan by adopting a new Director Deferred Fee Plan effective as of January 1, 2005, which complies with Code Section 409A, and for certain other purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Bank and the directors agree as follows:

                                    ARTICLE I

                                     PURPOSE

     The purpose of this Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for eligible directors of the Association. It is intended that the Plan will aid in retaining and attracting directors by providing such persons with a means to supplement their standard of living at retirement. The Plan is intended to comply with Code
Section 409A and any other regulatory guidance issued thereunder. Any terms of the Plan that conflict with Code Section 409A shall be null and void as of the effective date.

                                   ARTICLE II

                                   DEFINITIONS

     For the purposes of this Plan, the following terms have the meanings indicated, unless the context clearly indicates otherwise:

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     2.1 Account.  "Account"  means the Account as maintained by the Association in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan. A Director's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Director pursuant to the Plan. A Director's Account shall not constitute or be treated as a trust fund of any kind.

     2.2 Association. "Association" means Sound Federal Savings, a federally chartered savings association, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

     2.3 Beneficiary. "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in a Director's Beneficiary Designation (attached as Exhibit B) to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the estate of the Director will be deemed the Beneficiary.

     2.4 Board. "Board" means the Board of Directors of the Association. -----

     2.5 Change in Control.  "Change in Control" of the  Association  shall mean
(i) a change in ownership of the Association under paragraph (a) below, or (ii) a change in effective control of the Association under paragraph (b) below, or
(iii) a change in the ownership of a substantial portion of the assets of the Association under paragraph (c) below:

     (a) Change in the ownership of the Association. A change in the ownership of the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

     (b) Change in the effective control of the Association. A change in the effective control of the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Association is another corporation.

     (c) Change in the ownership of a substantial portion of the Association's assets. A change in the ownership of a substantial portion of the Association's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(v)(B)), acquires (or has

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          acquired  during the  12-month  period  ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Association, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

     (d) For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance. In addition, for purposes of this Section 2.5 only, "Association" shall be construed to mean also the Company.

     2.6 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

     2.7 Committee. "Committee" means the Committee appointed to administer the Plan pursuant to Article VII.

     2.8 Company. "Company" means Sound Federal Bancorp, the holding company of the Association.

     2.9 Compensation. "Compensation" means any Board or Committee fees or retainer to which the Director becomes entitled during the Deferral Period.

     2.10 Deferral Agreement. "Deferral Agreement" means the agreement filed by a Director which acknowledges assent to the terms of the Plan and in which the Director elects to defer the receipt of Compensation earned during a Deferral Period. The Deferral Agreement must be filed with the Committee prior to the beginning of the Deferral Period. A new Deferral Agreement or Notice of Adjustment of Deferral may be submitted by the Director for each Deferral Commitment. If the Director fails to submit a new Deferral Agreement or Notice of Adjustment of Deferral prior to the beginning of a Deferral Period, deferrals for such period shall be made in accordance with the last submitted Deferral Agreement or Notice of Adjustment of Deferral.

     2.11 Deferral Commitment. "Deferral Commitment" means an election to defer Compensation made by a Director pursuant to Article III and for which a separate Deferral Agreement or Notice of Adjustment of Deferral has been submitted by the Director to the Committee.

     2.12 Deferral Period. "Deferral Period" means the period over which a Director has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period.

     2.13 Determination Date. "Determination Date" means the last day of each calendar month.

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     2.14 Director. "Director" means a member of the Board.

     2.15 Disability. "Disability" means any case in which a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

     2.16 Investment Options. "Investment Options" means the investment options designated by the Committee from which each Director may express a preference, as described in Article IV, for the constructive investment of his Account. Investment Options shall include only (i) cash or cash equivalents, and (ii) stock in the Company. Investment Options shall be used as earning indices as described in Section 4.4. No provision of the Plan shall be construed as giving any Director an interest in any of these Investment Options nor shall any provision require that the Company make any investment in any option. 2.17 Notice of Adjustment of Deferral. "Notice of Adjustment of Deferral" means the notice which the Director may submit for Deferral Periods following the initial Deferral Period in which the initial Deferral Agreement is submitted. The Notice of Adjustment of Deferral shall set forth the Director's elections with respect to deferrals for said period.

     2.18 Participant. "Participant" means any individual who is designated by the Association to participate in this Plan and who elects to participate by filing a Deferral Agreement as provided in Article VI.

     2.19 Plan Benefit. "Plan Benefit" means the benefit payable to a Director as calculated in Article V.

     2.20 Plan Year. "Plan Year" means a twelve month period commencing January 1 and ending the following December 31.

     2.21  Separation  from  Service.   "Separation   from  Service"  means  the
Participant's death, retirement or termination of employment with the Association. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Participant's right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant's right to reemployment is not provided by law or by contract, then the Participant shall be have a Separation from Service on the first date immediately following such six-month period.

     The Participant shall not be treated as having a Separation from Service if the Participant provides more than insignificant services for the Association following the Participant's actual or purported termination of employment with the Association. Services shall be treated as not being insignificant if such

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services  are  performed  at an annual rate that is at least equal to 20% of the services rendered by the Participant for the Association, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment).

     Where the Participant continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Participant is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

     2.22 Specified Employee. "Specified Employee" means, in the event the Association or any corporate parent is or becomes publicly traded, a Key Employee as such term is defined in Code Section 416(i) without regard to paragraph 5 thereof.

     2.23 Trustee. "Trustee" means the Trustee, if any, of any grantor trust which may be established by the Association to accumulate assets for the purpose of funding the benefits promised under this Plan.

                                   ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

     3.1 Eligibility and Participation.

     (a) Eligibility. Eligibility to participate in the Plan shall be limited to members of the Board.

     (b) Participation. A Director may elect to participate in the Plan with respect to any Deferral Period by submitting, as to the initial Deferral Period, a Deferral Agreement (as set forth at Exhibit A) or, as to subsequent Deferral Periods, a Notice of Adjustment of Deferral (as set forth at Exhibit C). Said Deferral Agreement or Notice of Adjustment of Deferral shall be submitted to the Committee by December 15 of the calendar year immediately preceding the Deferral Period for which it will be effective. If a previously eligible Director fails to submit a new Deferral Agreement or Notice of Adjustment of Deferral for a Deferral Period, the Committee shall treat the previously submitted Deferral Agreement or Notice of Adjustment of Deferral as still in effect. In the event that a Director first becomes a Director during a calendar year, a Deferral Agreement must be submitted to the Committee no later than thirty (30) days following the date the individual first becomes a Director, and such Deferral Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Deferral Agreement to the Committee.

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     (c) Changes in Participation.  In the event that a Participant ceases to be a Director or in the event that a Director ceases to defer receipt of his Compensation, the balance of his Account shall continue to be adjusted in accordance with Section 4.3 and 4.4. A Director who has filed a Notice of Adjustment of Deferral pursuant to which he elects to cease deferring receipt of any portion of his Compensation may thereafter again file a Deferral Agreement or Notice of Adjustment of Deferral to defer receipt of his Compensation in accordance with Section 3.1(b), but only with respect to Compensation to be earned following submission of such Deferral Agreement to the Committee.

     3.2 Form of Deferral. Except as provided in Section 3.1(b) above, a Director may elect in the Deferral Agreement to defer in whole percentages up to 100% of his Compensation for the calendar year following the calendar year in which the Deferral Agreement is submitted.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

     4.1 Accounts. For record keeping purposes only, an Account shall be maintained for each Director. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Director's total vested Account balance.

     4.2 Elective Deferred Compensation. The amount of Compensation that a Director elects to defer shall be withheld from each payment of Compensation and credited to the Director's Account as the nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Director's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Director's Account.

     4.3 Determination of Accounts. Each Director's Account as of each Determination Date will consist of the balance of the Director's Account as of the immediately preceding Determination Date, increased by Compensation deferred pursuant to a Deferral Commitment and earnings, and decreased by distributions and losses, since that Determination Date.

     4.4 Determination of Earnings. Subject to such limitations as may from time to time be required by law or imposed by the Committee, and subject to such operating rules and procedures as may be imposed from time to time by the Committee, each Director may express to the Committee a preference as to how the Director's Account should be constructively invested among the Investment Options.

          (a) Any initial or subsequent expression of investment preference shall be in writing, on a form provided by and filed with the Committee, and shall be subject to such rules and procedures as the Committee may promulgate from time to time, including rules as to when an expression of investment preference will be effective. In the event a grantor trust has been established, the Committee shall forward the Director's expression of investment preference to the Trustee.

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          (b) If the Committee (or Trustee,  in the case of  establishment  of a grantor trust) chooses to honor a Director's investment preferences, in whole or in part, (i) the contributions and credits and other amounts added to a Director's Account shall be constructively invested in accordance with the then effective designation of investment preference, and (ii) as of the effective date of any new investment preference, all or a portion of the Director's Account at that date shall be constructively reallocated among the designated Investment Options according to the directions specified in the investment preferences unless and until a subsequent investment preference shall be filed and become effective. Unless otherwise announced by the Committee, investment preferences may be changed no more than two times per calendar year and must be received by the Committee no less than ten (10) days before the effective date of the change. In the event the Committee, or in the case that a grantor trust is established, the Trustee, fails to honor a Director's expression of investment preference, in whole or in part, the Committee or Trustee shall so inform the Director as soon as reasonably practicable.

          (c) If the Committee receives an initial or revised investment preference which it deems to be incomplete, unclear or improper, the Director's investment preference then in effect shall remain in effect (or, in the case of a deficiency in an initial investment preference) until the next Determination Date, unless the Committee provides for, and permits the application of, corrective action prior to that time. The Committee shall announce to the Director a default Investment Option, which shall be substituted for the Director's investment preference for any portion of his Account for which he fails to file an investment preference.

          (d) All investment preferences shall be advisory only and shall not bind the Company, the Committee, or Trustee (if any). The Company shall not be obligated to invest any funds in connection with this Plan. If, however, the Company chooses to invest funds to provide for its liabilities under this Plan, the Committee, or in the event a grantor trust has been established, the Trustee, shall have complete discretion as to investment. Notwithstanding anything herein to the contrary, in the event of a Change in Control or imminent Change in Control, the Association shall establish a grantor trust (if none has been previously established hereunder) and shall transfer to such trust prior to the Change in Control, the present value of an amount sufficient to fully fund the then existing Accounts of each Director.

          (e) Each Director's Account will be credited with earnings or losses as if the Account were actually invested in accordance with the Director's expression of investment preference, as follows. As of each Determination Date, the net earnings or losses of each Investment Option since the preceding Determination Date shall be allocated among all Accounts in accordance with the preferences indicated by each Director as though the Accounts had been invested in the Investment Option in accordance with each Director's indicated preference. For purposes of this allocation, the

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     Account of each  Director  will consist of the balance of the Account as of the preceding Determination Date, adjusted (i) by adding to the balance any elective deferred Compensation made since the preceding Determination Date and (ii) by subtracting from such balance all distributions made to the Director or to a Beneficiary. Each Account shall be further adjusted to reflect any changes in investment preferences which have become effective since the last Determination Date.

          (f) If it is determined that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing the Account so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Committee may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

     4.5 Vesting of Accounts. A Director shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and earnings thereon.

     4.6 Statement of Accounts. The Committee shall submit to each Director during the month of January, a statement setting forth the balance to the credit of the Account maintained for a Director as of the immediately preceding December.

                                    ARTICLE V

                                  PLAN BENEFITS

     5.1 Plan Benefit. If a Director has a Separation from Service for any reason other than death, the Association shall pay a Plan Benefit equal to the Director's vested Account, as determined in accordance with Article IV.

     5.2 Death Benefit. Upon the death of a Director, the Association shall pay to the Director's Beneficiary an amount determined as follows:

          (a) If the Director dies after Separation from Service with the Association, the remaining unpaid balance of the Director's vested Account shall be paid in the same form that payments were being made prior to the Director's death.

          (b) If the Director dies prior to Separation from Service with the Association, the amount payable shall be the Director's Account balance which shall be paid over the period designated in the Director's Deferral Agreement or Notice of Adjustment of Deferral, provided that if the Director elected a lump sum payment in his Deferral Agreement, such payment shall be made in a lump sum payment.

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     5.3 Hardship Distributions.  Upon a finding that a Director has suffered an unforeseeable emergency, the Committee may, in its sole discretion and to the extent permitted under Section 409A of the Code, make distributions from the Director's Account prior to the time specified for payment of benefits under the Plan. An unforeseeable emergency means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director's spouse or of a dependent (as defined in Code Section 152) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The amount of such distribution shall be limited to the amount reasonably necessary to alleviate the unforeseeable emergency.

     5.4 Form of Benefit Payment.

          (a) All Plan Benefits, other than hardship distributions or distributions pursuant to Article VI, shall be paid in the form selected by the Director in the Deferral Agreement or Notice of Adjustment of Deferral at the time of the Deferral Commitment.

          (b) If for any Deferral Commitment a Director fails to elect a form of benefit payment, the form shall be the form of payment elected on the most recent past Deferral Agreement or Notice of Adjustment of Deferral.

          (c) A Director's Account may be distributed in cash, or in the event the Company has established a grantor trust and such trust holds Company stock in connection with a Director's selection of Company stock as the investment option for his Account, the Committee shall direct the Trustee to distribute the Company stock in-kind from the trust in satisfaction of all or part of the Company's obligation to make distributions to the Director.

     5.5 Commencement of Payments.

          (a) Payments under the Plan shall commence and shall be paid in accordance with the Director's elections under the Director's Deferral Agreement and Notice of Adjustment of Deferral.

          (b) Notwithstanding anything in the Plan to the contrary, to the extent required under Section 409A of the Code, no payment to be made to a Specified Employee on or after the date of his Separation from Service shall be made sooner than six (6) months after such Separation from Service.

     5.6 Modification of Deferral Period. In the event a Director desires to modify the period over which amounts accrued in his Account shall be deferred, the Director may elect to change the manner and time of distribution of the balance credited to his Account; provided, however, that with respect to Compensation previously deferred or to be deferred in accordance with Deferral Commitments previously made and interest or other earnings thereon:

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          (a) Any such  election  shall not take effect until twelve (12) months after it is received by the Committee; and

          (b) Any such election to defer a payment to be made on a date or pursuant to a schedule specified in a Deferral Agreement or Notice of Adjustment of Deferral shall be made at least twelve (12) months prior to the date of the first payment scheduled to be made; and

          (c) Any such election to defer a payment scheduled to be made, or begin, upon Separation from Service, a Change in Control or on a fixed date or pursuant to a fixed schedule specified when the Deferral Commitment was made must provide for an additional deferral period of at least five (5) years in accordance with Section 409A of the Code and regulations thereunder.

     5.7 Determination of Annual Installments. Benefits payable in annual installments hereunder shall be due and payable on the date specified in the applicable election. The amount of each annual installment shall be equal to the balance credited to the Director's Account, as of the last business day of the month ending immediately prior to the date on which the payment is to be made, divided by the number of installment payments remaining to be made.

                                   ARTICLE VI

                               EARLY DISTRIBUTIONS

     6.1 Conflicts of Interest. To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of Section 1043(b)(2) of the Code), the Committee may permit a lump sum payment of all or a portion of the Director's Plan Benefit otherwise payable to the Director or his Beneficiary. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to the Director or his Beneficiary.

     6.2 Domestic Relations Order. To the extent required to comply with the terms of a domestic relations order (within the meaning of Section 414(p) of the Code) directed to and served upon the Plan, the Committee may direct the payment of all or any portion of the benefit to which a Director is entitled to at any time or in accordance with any benefit payment schedule set forth in such order. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to the Director or his Beneficiary.

                                   ARTICLE VII

                                 ADMINISTRATION

     7.1 Committee; Duties. This Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.

     7.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Association.

     7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

     7.4 Indemnity of Committee. The Association shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE

     8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

     8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c) An explanation of the Plan's claim review procedure.

     8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

     8.5 Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan and the Deferral Agreement or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

     9.1 Amendment. The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued to the date of Amendment in any Account maintained under the Plan.

     9.2 Termination of the Plan. Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Association shall pay out to the Participant his benefit as if the Participant had terminated employment as of the effective date of the complete termination. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

          (a) The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

          (b) The Board may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Association are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

          (c) The Board may terminate the Plan provided that (i) all arrangements sponsored by the Association that would be aggregated with this Plan under Proposed Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement;
     (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Association does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within five years following the date of termination of the arrangement.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with the Association, are uniquely informed as to the Association's operations and have the ability to materially affect the Association's profitability and operations.

     10.2 Unsecured General Creditor. Directors and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Association, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Association. Such policies or other assets of the Association shall not be held under any trust for the benefit of Directors, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Association under this Plan. Any and all of the Association's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Association. The
Association's obligation under the Plan shall be that of an unfunded and unsecured promise of the Association to pay money in the future.

     10.3 Trust Fund. The Association shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Association may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Association's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Association shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Association.

     10.4 Payment to Director, Legal Representative or Beneficiary. Any payment to any Director or the legal representative, Beneficiary, or to any guardian or committee appointed for such Director or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Association, which may require the Director, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Association.

     10.5 Minimum Regulatory Capital Requirement. Notwithstanding anything herein to the contrary, to the extent required by applicable law, no benefits hereunder shall be earned or distributed in any year in which the Association is not meeting its fully phased-in capital requirements.

     10.6 Nonassignability. Neither a Director nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Director or any other person, nor be transferable by operation of law in the event of a Director's or any other person's bankruptcy or insolvency.

     10.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     10.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     10.9 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York.

     10.10 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     10.11 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Plan Administrator, or the Secretary of the Association. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.12 Successors. The provisions of this Plan shall bind and inure to the benefit of the Association and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Association, and successors of any such corporation or other business entity.

     10.13 Late Payments. Any payment due and payable under this Plan that is not made within thirty (30) days after the date on which it is first due and payable shall continue to bear interest or other earnings from the date it is first due through the date of actual payment unless the delay in payment results solely from an act or failure to act on the part of the payment recipient. Where a delay in excess of thirty (30) days has occurred in the commencement of any series of payments, the first payment made shall also include any previous installments that are due.

     10.14 Cashout of Small Benefits If at any time the total present value of the payment due and payable to a person under this Plan equals $10,000 or less, such entire present value shall be paid to the recipient as soon as practicable. Any such payment shall be in full settlement of such person's interest under this Plan.

     10.15 Compliance with Section 409A of the Code. The Plan is intended to be a non-qualified deferred compensation plan described in Section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. To the extent that a provision of the Plan fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio. In addition, the Plan shall be subject to amendment, with or without advance notice to Directors and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

     10.16 Required Regulatory Provisions. The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Association:

          (a) Notwithstanding anything herein contained to the contrary, if the Director is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Association's obligations under this Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to the Director all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

          (b) Notwithstanding anything herein contained to the contrary, if the Director is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all
     prospective obligations of the Association under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Director shall not be affected.

          (c) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and the Director shall not be affected.

          (d) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Association as determined: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation
     ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

          (e) Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with section 18(k) of the FDI Act, 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Plan.

     IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of Sound Federal Savings, the parties hereto have hereunto set their hands the day and year first written above.



ATTEST:                                              SOUND FEDERAL SAVINGS



By:   /s/ Anthony J. Fabiano         By:  /s/ Richard P. McStravick
      -----------------------             ------------------------------------
      Anthony J. Fabiano,                  Richard P. McStravick,
      Secretary                            President and Chief Executive Officer

                                    Exhibit A

                              SOUND FEDERAL SAVINGS
                         2005 DIRECTOR DEFERRED FEE PLAN
             INITIAL DEFERRAL AGREEMENT WITH DISTRIBUTION ELECTIONS

     I, ____________________________, and SOUND FEDERAL SAVINGS hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the 2005 Director Deferred Fee Plan (the "Plan"), initially effective as of January 1, 2005, as such Plan may be amended or modified, and do further agree to the terms and conditions thereof.

                                ELECTION TO DEFER

     Pursuant to the provisions of the Plan, I understand that I may make an irrevocable election to defer the receipt of board fees due to me during calendar year 200__. Accordingly, I hereby make an irrevocable election to defer _____ % of my board fees and/or _____% of my retainer due to me during calendar year 200__. I understand that once elected, I may not change my election to defer such board fees and/or any retainer due to me during calendar year 200__. Such deferrals shall commence on _____________ 200__, and shall renew annually unless changed at least thirty (30) days prior to January 1 of any year under the Plan, such changes to be effective beginning that January 1. I understand and agree that my deferral election applies only to compensation attributable to services I have not yet performed.

     I understand that my election to defer shall continue for subsequent years in accordance with this Deferral Agreement until such time as I submit a "Notice of Adjustment of Deferral" (Exhibit C hereto) to the Administrator at least thirty (30) days prior to January 1 of any year under the Plan. Such adjustment will only take effect January 1 of the calendar year following the year in which it is executed. A Notice of Adjustment of Deferral can be used to adjust the amount of board fees and/or retainer to be deferred or to discontinue deferrals altogether.

                          DISTRIBUTION ELECTION OPTIONS

     In accordance with the Plan, I understand and agree that all Plan benefits shall be paid in the form I selected below, and that such election, once made by me, shall be irrevocable with respect to such Plan year.

         Select either (i) or (ii) below:

         (i)      Fixed Distribution Schedule at Specified Date

         In accordance with the terms of the Plan, I hereby elect a deferral period of _____ years. Payments hereunder shall commence in the year 20__. In accordance therewith, I hereby elect to receive the amount of my deferred Board fees and/or retainer in the following form (check one):

           _____  Lump Sum Distribution

           _____  Substantially equal monthly payments over a period of 5 years

           _____  Substantially equal monthly payments over a period of 10 years

           _____  Substantially equal monthly payments over a period of 15 years

         (ii)     Separation from Service

     In the event of my Separation from Service with the Board for any reason other than cause, I hereby elect to receive my Plan Benefits in the following form (check one):

           _____  Lump Sum Distribution

           _____  Substantially equal monthly payments over a period of 5 years

           _____  Substantially equal monthly payments over a period of 10 years

           _____  Substantially equal monthly payments over a period of 15 years

                           Optional Distribution Forms

     Notwithstanding the foregoing, in the event of my Disability, death prior to Separation from Service, or in the event of a Change in Control of the Association or the Company, as such terms are defined in the Plan, I hereby elect the following alternative distribution forms. I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under either (i) or (ii) above.

         Disability

     In the event that my service on the Board is terminated on account of my Disability, I hereby elect to receive my Plan Benefits in the following form (check one):

           _____  Lump Sum Distribution

           _____  Substantially equal monthly payments over a period of 5 years

           _____  Substantially equal monthly payments over a period of 10 years

           _____  Substantially equal monthly payments over a period of 15 years

         Death

     In the event of my death prior to Separation from Service on the Board, I hereby elect that my Plan Benefits be distributed to my beneficiary(ies) in the following form (check one):

           _____  Lump Sum Distribution

           _____  Substantially equal monthly payments over a period of 5 years

           _____  Substantially equal monthly payments over a period of 10 years

           _____  Substantially equal monthly payments over a period of 15 years

         Change in Control

     In the event of a Change in Control of the Association or the Company, I hereby elect to receive my Plan Benefits in the following form (check one):

           _____  Lump Sum Distribution

           _____  Substantially equal monthly payments over a period of 5 years

           _____  Substantially equal monthly payments over a period of 10 years

           _____  Substantially equal monthly payments over a period of 15 years

     Notwithstanding anything in this Deferral Agreement or the Plan to the contrary, all Plan distributions shall be made hereunder in accordance with new
Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     This Deferral Agreement shall become effective upon execution below by both the Director and a duly authorized officer of the Association.

Dated this _____ day of _______________, 200__.



 -------------------                  -------------------------------------
(Director)                           (Association duly authorized Officer)

                                    Exhibit B

                              SOUND FEDERAL SAVINGS
                         2005 DIRECTOR DEFERRED FEE PLAN
                             BENEFICIARY DESIGNATION

The Director, under the terms of the 2005 Director Deferred Fee Plan executed by Sound Federal Savings, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:

Name:_______________________________        % of Benefit:___________________

Name:_______________________________        % of Benefit:___________________

Name:_______________________________        % of Benefit:___________________

Check here if you want the offspring of any Primary Beneficiary who dies to receive the share that otherwise would have been paid to that Primary Beneficiary:_____________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the individual):

Name:_______________________________        % of Benefit:___________________

Name:_______________________________        % of Benefit:___________________

Name:_______________________________        % of Benefit:___________________

Check here if you want the offspring of any Secondary Beneficiary who dies to receive the share that otherwise would have been paid to that Secondary Beneficiary:__________


     This  Beneficiary   Designation   hereby  revokes  any  prior   Beneficiary
Designation which may have been in effect and this Beneficiary Designation is revocable.



------------------------                      ---------------------------------
Date                                                 Participant

                                    Exhibit C

                              SOUND FEDERAL SAVINGS
                         2005 DIRECTOR DEFERRED FEE PLAN
                        NOTICE OF ADJUSTMENT OF DEFERRAL


To:                   Sound Federal Savings
Attention:            Administrative Committee, 2005 Director Deferred Fee Plan


     I hereby give notice of my election to adjust the amount of my Compensation deferral in accordance with my Deferral Agreement, dated the ____ day of __________, 20__. This notice is submitted no later than December 15th, and shall become effective January 1st, as specified below.


         Adjust deferral as of:                               January 1st, 20__

         Previous Deferral Amount             ____________ per month
         New Deferral Amount                  ____________ per month
                                             (to discontinue deferral, enter $0)

                                            ------------------------------------
                                            DIRECTOR

                                            ------------------------------------
                                            DATE

                                            ACKNOWLEDGED
                                            BY:_________________________________


                                            TITLE: _____________________________


                                            ------------------------------------
                                            DATE